Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2016 Results

Third Quarter Revenue of $77.3 million, up 40% from comparable prior year period

Third Quarter GAAP Net Income of $6.2 million, up 61% from comparable prior year period, or $0.10 per diluted share

Third Quarter Adjusted EBITDA of $18.2 million, up 68% from comparable prior year period

Third Quarter non-GAAP Net Income of $9.0 million, or $0.15 per diluted share

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2016.

“We are pleased to once again report very strong revenue and adjusted EBITDA growth, as the Paycom solution continues to remain top-of-mind with C-suite and HR leaders across the country,” said Chad Richison, Paycom founder and CEO. “We continue to drive value for our clients – with our best-in-class, single-database payroll and human capital management solution – and also for our shareholders by repurchasing over 525,000 shares over the past five months under our stock repurchase plan.”

Financial Highlights for the Third Quarter of 2016

Total Revenues of $77.3 million represented a 40% increase compared to total revenues of $55.3 million in the same period last year. Recurring revenues of $75.9 million increased 40% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $6.2 million, or $0.10 per diluted share, compared to GAAP net income of $3.8 million, or $0.07 per diluted share, in the same period last year.

Adjusted EBITDA1 was $18.2 million, compared to $10.8 million in the same period last year.

Non-GAAP Net Income1 was $9.0 million, or $0.15 per diluted share, compared to $4.7 million, or $0.08 per diluted share, in the same period last year.

Cash and Cash Equivalents were $74.5 million as of September 30, 2016.

Total Debt was $30.1 million as of September 30, 2016. This debt consisted solely of debt on our corporate headquarters.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter and year ending December 31, 2016:

Quarter Ending December 31, 2016

Total Revenues in the range of $85 million to $87 million.

Adjusted EBITDA in the range of $14 million to $16 million.

Year Ending December 31, 2016

Total Revenues in the range of $326.5 million to $328.5 million.

Adjusted EBITDA in the range of $88 million to $90 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter or year ending December 31, 2016 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. We use Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess our performance before gains, losses or other changes that our management considers to be outside of our core business operating results and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations; and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations, each of which is adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by our management in its financial and operational decision-making. We believe these metrics are useful to investors because they provide period-to-period comparisons of the results of our continuing operations, and facilitate comparison with other peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, or as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, November 1, 2016, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and enter conference ID 83692288. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until November 8, 2016. The replay passcode is 83692288.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom has sales offices across the country and serves clients in all 50 states.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenue generated by certain applications; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to create additional jobs at our corporate headquarters; our ability to expand our corporate headquarters within an expected timeframe; our expectation of increasing our capital expenditures and investment activity as our business grows; and our plans to purchase shares of our common stock through a stock repurchase plan. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “may,” “believe,” “could,” “anticipate,” “should,” “would,” “might,” “plan,” “expect,” “potential,” “possible,” “project,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results may differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including those discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and our Annual Report on Form 10-K for the year ended December 31, 2015. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$74,496	$50,714
Accounts receivable	1,479	2,354
Prepaid expenses	3,991	3,531
Inventory	355	1,093
Income tax receivable	4,316	6,743

Current assets before funds held for clients	84,637	64,435
Funds held for clients	593,041	696,703

Total current assets	677,678	761,138
Property and equipment, net	87,285	58,858
Deposits and other assets	1,010	1,286
Goodwill	51,889	51,889
Intangible assets, net	2,274	3,484
Deferred income tax assets, net	859	–

Total assets	$820,995	$876,655

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,850	$4,899
Accrued commissions and bonuses	5,381	8,687
Accrued payroll and vacation	6,680	2,898
Deferred revenue	4,821	3,726
Current portion of long-term debt	1,090	886
Accrued expenses and other current liabilities	13,031	9,735

Current liabilities before client funds obligation	35,853	30,831
Client funds obligation	593,041	696,703

Total current liabilities	628,894	727,534
Deferred income tax liabilities, net	–	641
Long-term deferred revenue	32,064	25,310
Net long-term debt, less current portion	29,000	24,856

Total long-term liabilities	61,064	50,807

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 58,386,260 and 57,119,873 shares issued at September 30, 2016 and December 31, 2015, respectively; 57,898,505 and 57,119,873 shares outstanding at September 30, 2016 and December 31, 2015, respectively)	584	571
Additional paid-in capital	91,413	71,135
Retained earnings	61,815	26,608
Treasury stock, at cost (487,755 and 0 shares at September 30, 2016 and December 31, 2015, respectively)	(22,775)	–

Total stockholders’ equity	131,037	98,314

Total liabilities and stockholders’ equity	$820,995	$876,655

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Recurring	$75,857	$54,233	$237,253	$156,404
Implementation and other	1,468	1,107	4,078	3,131

Total revenues	77,325	55,340	241,331	159,535

Cost of revenues
Operating expenses	13,227	7,964	34,491	22,569
Depreciation and amortization	1,521	945	4,093	2,642

Total cost of revenues	14,748	8,909	38,584	25,211

Administrative expenses
Sales and marketing	29,274	23,774	82,702	61,744
Research and development	6,232	2,349	14,294	6,123
General and administrative	24,457	11,996	54,883	34,076
Depreciation and amortization	2,032	1,457	5,578	4,180

Total administrative expenses	61,995	39,576	157,457	106,123

Total operating expenses	76,743	48,485	196,041	131,334

Operating income	582	6,855	45,290	28,201
Interest expense	(252)	(343)	(733)	(1,067)
Other income (expense), net	(213)	98	(63)	150

Income before income taxes	117	6,610	44,494	27,284
(Benefit) provision for income taxes	(6,081)	2,763	9,287	11,496

Net income	$6,198	$3,847	$35,207	$15,788

Earnings per share, basic	$0.11	$0.07	$0.61	$0.28
Earnings per share, diluted	$0.10	$0.07	$0.59	$0.27
Weighted average shares outstanding:
Basic	57,819,734	57,050,684	57,515,846	56,287,979

Diluted	58,907,281	58,367,830	58,793,479	57,771,680

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net income	$35,207	$15,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,671	6,822
Amortization of debt issuance costs	96	108
Net loss on disposition of property and equipment	230	15
Stock-based compensation expense	18,742	1,807
Deferred income taxes, net	(1,500)	(1,514)
Changes in operating assets and liabilities:
Accounts receivable	875	(592)
Prepaid expenses	(460)	(474)
Inventory	963	245
Deposits and other assets	276	(336)
Accounts payable	(3,658)	(850)
Income taxes, net	2,427	2,543
Accrued commissions and bonuses	(3,306)	(571)
Accrued payroll and vacation	3,782	2,524
Deferred revenue	7,849	6,649
Accrued expenses and other current liabilities	3,241	1,965

Net cash provided by operating activities	74,435	34,129

Cash flows from investing activities
Decrease in funds held for clients	103,662	44,662
Decrease in restricted cash	–	371
Purchases of property and equipment	(32,130)	(10,150)

Net cash provided by investing activities	71,532	34,883

Cash flows from financing activities
Proceeds from issuance of long-term debt	5,000	–
Repurchases of common stock	(8,379)	–
Withholding taxes paid related to net share settlements	(14,396)	–
Principal payments on long-term debt	(702)	(897)
Decrease in client funds obligation	(103,662)	(44,662)
Payment of debt issuance costs	(46)	(50)

Net cash used in financing activities	(122,185)	(45,609)

Change in cash and cash equivalents	23,782	23,403
Cash and cash equivalents
Beginning of period	50,714	25,144

End of period	$74,496	$48,547

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Non-cash stock-based compensation expense:
Operating expenses	$1,311	$112	$1,725	$120
Sales and marketing	1,654	276	2,723	282
Research and development	496	129	676	135
General and administrative	10,774	915	13,733	1,184

Total Non-cash stock-based compensation expense	$14,235	$1,432	$18,857	$1,721

Paycom Software, Inc. Reconciliation of GAAP to non-GAAP Financial Measures (in thousands) (unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income to Adjusted EBITDA:
Net income	$6,198	$3,847	$35,207	$15,788
Interest expense	252	343	733	1,067
(Benefit) provision for income taxes	(6,081)	2,763	9,287	11,496
Depreciation and amortization expense	3,553	2,402	9,671	6,822

EBITDA	3,922	9,355	54,898	35,173
Non-cash stock-based compensation expense	14,235	1,432	18,857	1,721
Transaction expenses	–	–	–	685

Adjusted EBITDA	$18,157	$10,787	$73,755	$37,579

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income to non-GAAP net income
Net income	$6,198	$3,847	$35,207	$15,788
Non-cash stock-based compensation expense	14,235	1,432	18,857	1,721
Transaction expenses	–	–	–	685
Income tax effect on non-GAAP adjustments	(11,472)	(563)	(13,234)	(779)

Non-GAAP net income	$8,961	$4,716	$40,830	$17,415

Non-GAAP net income per share, basic	$0.15	$0.08	$0.71	$0.31
Non-GAAP net income per share, diluted	$0.15	$0.08	$0.69	$0.30

Weighted average shares outstanding:
Basic	57,819,734	57,050,684	57,515,846	56,287,979
Diluted	58,907,281	58,367,830	58,793,479	57,771,680

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Adjusted gross profit:
Total revenues	$77,325	$55,340	$241,331	$159,535
Less: Total cost of revenues	(14,748)	(8,909)	(38,584)	(25,211)

Total gross profit	62,577	46,431	202,747	134,324
Plus: Non-cash stock-based compensation expense	1,311	112	1,725	120

Total adjusted gross profit	$63,888	$46,543	$204,472	$134,444
Total gross profit %	81%	84%	84%	84%
Total adjusted gross profit %	83%	84%	85%	84%

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Adjusted sales and marketing expenses:
Sales and marketing expenses	$29,274	$23,774	$82,702	$61,744
Less: Non-cash stock-based compensation expense	(1,654)	(276)	(2,723)	(282)

Total adjusted sales and marketing expenses	$27,620	$23,498	$79,979	$61,462

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Adjusted administrative expenses:
Administrative expenses	$61,995	$39,576	$157,457	$106,123
Less: Transaction expenses	–	–	–	(685)
Less: Non-cash stock-based compensation expense	(12,924)	(1,320)	(17,132)	(1,601)

Total adjusted administrative expenses	$49,071	$38,256	$140,325	$103,837

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Adjusted research and development expenses:
Research and development expenses	$6,232	$2,349	$14,294	$6,123
Less: Non-cash stock-based compensation expense	(496)	(129)	(676)	(135)

Total adjusted research and development expenses	$5,736	$2,220	$13,618	$5,988

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Total research and development costs:
Capitalized research and development costs	$2,898	$1,091	$6,605	$2,733
Research and development expenses	6,232	2,349	14,294	6,123

Total research and development costs	$9,130	$3,440	$20,899	$8,856

Total revenues	$77,325	$55,340	$241,331	$159,535
Total research and development costs as a % of total revenues	11.8%	6.2%	8.7%	5.6%

Adjusted total research and development costs:
Total research and development costs	$9,130	$3,440	$20,899	$8,856
Less: Capitalized non-cash stock-based compensation	(1,074)	(1)	(1,434)	(4)
Less: non-cash stock-based compensation expense	(496)	(129)	(676)	(135)

Total adjusted research and development costs	$7,560	$3,310	$18,789	$8,717

Total revenues	$77,325	$55,340	$241,331	$159,535
Total adjusted research and development costs as a % of total revenues	9.8%	6.0%	7.8%	5.5%

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

media@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.